UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As previously reported, Charles C. Krulak, Dustan E. McCoy and Jon C. Madonna were elected to the Board of Directors of Freeport-McMoRan Copper & Gold Inc. (FCX) effective March 19, 2007. On May 1, 2007, the FCX Board of Directors appointed Mr. Madonna to the Audit Committee and also determined that Mr. Madonna qualifies as an “audit committee financial expert,” as such term is defined by the rules of the Securities and Exchange Commission. The Board also appointed Messrs. Krulak and McCoy to the Public Policy Committee.

(e) On May 1, 2007, the Corporate Personnel Committee of FCX’s Board of Directors authorized annual salaries for the following executive officers, as follows: Richard C. Adkerson, Chief Executive Officer ($2.5 million), Timothy R. Snider, President and Chief Operating Officer ($750,000), Kathleen L. Quirk, Executive Vice President, Chief Financial Officer and Treasurer ($650,000) and Michael J. Arnold, Executive Vice President and Chief Administrative Officer ($550,000). The annual salaries are effective May 1, 2007, except for Mr. Snider’s, whose salary is effective as of April 1, 2007.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 1, 2007, the Board of Directors of FCX approved amendments to FCX’s By-Laws to provide for separate positions for the offices of President and Chief Executive Officer. In particular, the Board of Directors amended Article XII and other articles referencing the President, added new Article XIII, and renumbered Articles XIII through XXVI (see Exhibit 3.3).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: May 4, 2007

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

3.3	FCX Amended and Restated By-Laws, as amended through May 1, 2007.